CUSIP: M7571L103

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: August 23, 2021

BESSEMER VENTURE PARTNERS IX L.P.
BESSEMER VENTURE PARTNERS IX INSTITUTIONAL L.P.

By: Deer IX & Co. L.P., their General Partner

By: Deer IX & Co. Ltd., its General Partner

By:	/s/ Scott Ring
Scott Ring, General Counsel

DEER IX & CO. L.P.

By: Deer IX & Co. Ltd., its General Partner

By:	/s/ Scott Ring
Scott Ring, General Counsel

DEER IX & CO. LTD.

By:	/s/ Scott Ring
Scott Ring, General Counsel